UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2022
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HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)
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DELAWARE	814-01431	84-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-4900
Not Applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

June 2022 Distributions

On June 29, 2022, HPS Corporate Lending Fund (the “Fund”) declared regular distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Common Shares	$0.1464	$—	$0.1464
Class D Common Shares	$0.1464	$—	$0.1464
Class F Common Shares	$0.1464	$—	$0.1464
*Emerson Equity LLC, the Fund's Managing Dealer, has agreed to waive shareholder servicing and/or distribution fees for Class D common shares and Class F common shares for the first nine months following February 3, 2022, the date on which the Fund broke escrow. No shareholder servicing and/or distribution fees will be paid with respect to the Class I common shares.
The regular distributions for each class of Shares are payable to shareholders of record as of June 30, 2022 and will be paid on or about July 29, 2022.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01. Other Events.
Net Asset Value

The net asset value ("NAV") per share for each class of the Fund as of May 31, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of May 31, 2022
Class I Common Shares	$24.61
Class D Common Shares	$24.61
Class F Common Shares	$24.61
As of May 31, 2022, the Fund’s aggregate NAV was $1,806.4 million, the fair value of its investment portfolio was $2,639.0 million and it had principal debt outstanding of $548.3 million, resulting in a debt-to-equity ratio of approximately 0.30 times.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $4.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the June 1, 2022 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Common Shares	22,321,378	$0.6	billion
Class D Common Shares	10,160,097	$0.3	billion
Class F Common Shares	55,380,400	$1.4	billion
Total Offering *	87,861,875	$2.2	billion
•Amounts may not sum due to rounding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: June 30, 2022	By:	/s/ Yoohyun K. Choi
	Name:	Yoohyun K. Choi
	Title:	Secretary